Exhibit 99.1

Saia, Inc. Reports Third Quarter 2009 Results
Revenues were $222 million with earnings per share of $0.24
JOHNS CREEK, GA. — October 23, 2009 — Saia, Inc. (NASDAQ: SAIA), a leading multi-regional less-than-truckload (LTL) carrier, today reported third quarter 2009 results.
Third Quarter 2009 Compared to Third Quarter 2008 Results from Continuing Operations
•	Revenues were $222 million, a decrease of 19 percent from the prior year quarter.

•	Operating income was $7.8 million compared to operating income of $7.5 million in the prior year quarter. Results included $8.4 million in reduced expenses due to a change in vacation policy.

•	Earnings per share were $0.24 vs. earnings per share of $0.21 in the prior year quarter.

•	Operating ratio was 96.5 vs. 97.3 in the prior year quarter.

•	LTL tonnage was down 4.4 percent from the prior year quarter as LTL shipments per workday were down 2.3 percent with a 2.2 percent decrease in weight per shipment.

•	LTL yield was down 14.2 percent from the prior year quarter primarily due to the impact of reduced fuel surcharges and competitive pricing.
“As in prior periods, our results continue to be affected by a weak shipping environment and lower yields driven by continued pricing pressure. The quarterly results included favorable effects from our change in vacation policy as well as other prudent cost actions taken this year such as multiple reductions in force, a salary and wage reduction and other cost control measures. Unfavorable costs in the quarter included workers’ compensation and group health insurance. We continue to address the challenging environment by taking aggressive actions to control costs and improve productivity through focused engineered initiatives,” said Rick O’Dell, president and chief executive officer.
“While our results remain affected by the economy and overcapacity in the industry, we continue to focus on Saia specific initiatives to improve customer service, invest in technology to enhance efficiency and take prudent balance sheet management actions. We believe that Saia is taking the appropriate measures to be well positioned to take advantage of any future industry consolidations and improvements in the economy. Saia’s dedicated employees remain focused on cost efficiencies to improve profits while providing a strong customer experience delivering over 97% on-time service again this quarter,” O’Dell said.
Year to Date 2009 Compared to Year to Date 2008 Results from Continuing Operations
•	Revenues were $647 million compared to $800 million in the prior year period.

•	Operating loss was $100 thousand compared to operating income of $20.4 million in the prior year period.

•	Net loss was $4.7 million compared to net income of $8.3 million in the prior year period.

•	Losses per share were $0.36 compared to earnings per share of $0.61 in the prior year period.

Saia, Inc. Third Quarter 2009 Results

Financial Position and Capital Expenditures
Total debt was $116.3 million at September 30, 2009. Net of the Company’s $18.2 million cash balance at quarter-end, net debt to total capital was 35.2 percent. Total debt has been reduced by $20.1 million during the first nine months from $136.4 million at December 31, 2008.
Net capital expenditures for the first nine months of 2009 were $6.2 million. This compares to $20.5 million in the prior year period. The Company is planning net capital expenditures in 2009 of approximately $10 million. This reduced level is due to the uncertain economic environment and will be reevaluated as tonnage improves.
Conference Call
The Company will hold a conference call to discuss these results today at 11:00 a.m. Eastern Time. To participate in the call, please dial 1-877-558-9192 or dial 706-758-1748 for international calls and using conference ID #34026406. Callers should dial in five to 10 minutes in advance of the conference call. This call will be webcast live via the Company web site at www.saia.com and will be archived on the site. A replay of the call will be available two hours after the completion of the call through October 30, 2009. The replay is available by dialing 1-800-642-1687 or 706-645-9291.
The webcast is also being distributed through the Thomson StreetEvents Network. Individual investors can listen to the call at www.earnings.com, Thomson’s individual investor portal, powered by StreetEvents. Institutional investors can access the call via Thomson StreetEvents (www.streetevents.com), a password-protected event management site.
Saia, Inc. (NASDAQ: SAIA) is a less-than-truckload provider of regional, interregional and guaranteed services covering 34 states. With headquarters in Georgia and a network of 148 terminals, Saia employs 7,700 people. For more information, visit the Investor Relations section at www.saia.com.
The Securities and Exchange Commission encourages companies to disclose forward-looking information so that investors can better understand the future prospects of a company and make informed investment decisions. This news release contains these types of statements, which are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.
Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “may,” “plan,” “predict,” “believe,” “should” and similar words or expressions are intended to identify forward-looking statements. Investors should not place undue reliance on forward-looking statements, and the Company undertakes no obligation to publicly update or revise any forward-looking statements.
All forward-looking statements reflect the present expectation of future events of our management and are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in any forward-looking statements. These factors and risks include, but are not limited to, general economic conditions including downturns in the business cycle; the creditworthiness of our customers and their ability to pay for services; competitive initiatives and pricing pressures, including in connection with fuel surcharge; the Company’s need for capital and uncertainty of the current credit markets; the possibility of defaults under the Company’s debt agreements (including violation of financial covenants); the

Saia, Inc. Third Quarter 2009 Results

possibility that a reduction of our credit rating would result in an increase in interest rates; potential issuance of equity which would dilute stock ownership; indemnification obligations associated with the 2006 sale of Jevic Transportation, Inc.; the effect of ongoing litigation including class action lawsuits; cost and availability of qualified drivers, fuel, purchased transportation, property, revenue equipment and other operating assets; governmental regulations, including but not limited to Hours of Service, engine emissions, compliance with legislation requiring companies to evaluate their internal control over financial reporting, changes in interpretation of accounting principles and Homeland Security; dependence on key employees; inclement weather; labor relations, including the adverse impact should a portion of the Company’s workforce become unionized; effectiveness of company-specific performance improvement initiatives; terrorism risks; self-insurance claims and other expense volatility; and other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s SEC filings.
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CONTACT:	Saia, Inc. Renée McKenzie, Treasurer RMcKenzie@Saia.com 678.542.3910

Saia, Inc.
Condensed Consolidated Balance Sheets
(Amounts in thousands)
(Unaudited)

	September 30,	December 31,
	2009	2008
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$18,203	$27,061
Accounts receivable, net	97,444	93,691
Prepaid expenses and other	41,546	35,282

Total current assets	157,193	156,034

PROPERTY AND EQUIPMENT:
Cost	617,323	615,212
Less: accumulated depreciation	284,593	259,410

Net property and equipment	332,730	355,802

OTHER ASSETS	6,618	3,916

Total assets	$496,541	$515,752

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$51,164	$46,572
Wages and employees’ benefits	25,718	28,148
Other current liabilities	43,522	43,262
Current portion of long-term debt	17,500	28,899

Total current liabilities	137,904	146,881

OTHER LIABILITIES:
Long-term debt, less current portion	98,750	107,500
Deferred income taxes	50,967	50,584
Claims, insurance and other	28,367	27,215

Total other liabilities	178,084	185,299

SHAREHOLDERS’ EQUITY:
Common stock	14	14
Additional paid-in capital	175,770	174,079
Deferred compensation trust	(2,723)	(2,757)
Retained earnings	7,492	12,236

Total shareholders’ equity	180,553	183,572

Total liabilities and shareholders’ equity	$496,541	$515,752

Saia, Inc.
Consolidated Statements of Operations
For the Quarters and Nine Months Ended September 30, 2009 and 2008
(Amounts in thousands, except per share data)
(Unaudited)

	Third Quarter		Nine Months
	2009	2008	2009	2008
OPERATING REVENUE	$222,205	$274,181	$646,740	$799,560

OPERATING EXPENSES:
Salaries, wages and employees’ benefits	118,053	139,745	371,367	409,963
Purchased transportation	18,004	21,026	49,370	61,714
Fuel, operating expenses and supplies	52,340	78,895	145,560	225,308
Operating taxes and licenses	8,905	8,970	26,757	27,015
Claims and insurance	7,343	7,824	24,017	24,743
Depreciation and amortization	9,797	10,299	29,819	30,841
Operating (gains) loss, net	11	(112)	(50)	(410)

Total operating expenses	214,453	266,647	646,840	779,174

OPERATING INCOME (LOSS)	7,752	7,534	(100)	20,386

NONOPERATING EXPENSES:
Interest expense	3,053	2,892	8,369	9,180
Other, net	(106)	155	(160)	222

Nonoperating expenses, net	2,947	3,047	8,209	9,402

INCOME (LOSS) BEFORE INCOME TAXES	4,805	4,487	(8,309)	10,984
Income tax expense (benefit)	1,513	1,592	(3,565)	2,718

INCOME (LOSS) FROM CONTINUING OPERATIONS	3,292	2,895	(4,744)	8,266
Loss from discontinued operations, net	—	(123)	—	(994)

NET INCOME (LOSS)	$3,292	$2,772	$(4,744)	$7,272

Average common shares outstanding — basic	13,363	13,328	13,351	13,306

Average common shares outstanding — diluted	13,867	13,561	13,351	13,528

Basic earnings (loss) per share-continuing operations	$0.25	$0.22	$(0.36)	$0.62
Basic loss per share-discontinued operations	—	(0.01)	—	(0.07)

Basic earnings (loss) per share	$0.25	$0.21	$(0.36)	$0.55

Diluted earnings (loss) per share-continuing operations	$0.24	$0.21	$(0.36)	$0.61
Diluted loss per share-discontinued operations	—	(0.01)	—	(0.07)

Diluted earnings (loss) per share	$0.24	$0.20	$(0.36)	$0.54

Saia, Inc.
Condensed Consolidated Statements of Cash Flows
For the Nine Months Ended September 30, 2009 and 2008
(Amounts in thousands)
(Unaudited)

	2009	2008
OPERATING ACTIVITIES:
Net cash provided by operating activities — continuing operations	$23,413	$56,627
Net cash from (used in) discontinued operations	(3,444)	12,868

Net cash provided by operating activities	19,969	69,495

INVESTING ACTIVITIES:
Acquisition of property and equipment	(6,812)	(21,908)
Proceeds from disposal of property and equipment	579	1,397

Net cash used in investing activities	(6,233)	(20,511)

FINANCING ACTIVITIES:
Proceeds from long-term debt	—	25,000
Repayment of long-term debt	(20,250)	(60,094)
Payment of debt issuance costs	(2,638)	—
Proceeds from stock option exercises	294	588

Net cash used in financing activities	(22,594)	(34,506)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(8,858)	14,478
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	27,061	6,656

CASH AND CASH EQUIVALENTS, END OF PERIOD	$18,203	$21,134

Saia, Inc.
Financial Information
For the Quarters Ended September 30, 2009 and 2008
(Amounts in thousands)
(Unaudited)

					Third Quarter
		Third Quarter		%	Amount/Workday		%
		2009	2008	Change	2009	2008	Change
Workdays					64	64

Operating ratio		96.5	97.3

F/S Revenue	LTL	208,062	254,134	(18.1)	3,251.0	3,970.8	(18.1)
	TL	14,143	20,047	(29.4)	221.0	313.2	(29.4)
	Total	222,205	274,181	(19.0)	3,472.0	4,284.1	(19.0)

Revenue excluding	LTL	207,940	253,610	(18.0)	3,249.1	3,962.7	(18.0)
revenue recognition	TL	14,135	20,005	(29.3)	220.9	312.6	(29.3)
adjustment	Total	222,075	273,615	(18.8)	3,469.9	4,275.2	(18.8)

Tonnage	LTL	912	955	(4.4)	14.26	14.92	(4.4)
	TL	162	192	(15.8)	2.53	3.00	(15.8)
	Total	1,074	1,147	(6.3)	16.79	17.92	(6.3)

Shipments	LTL	1,687	1,726	(2.3)	26.36	26.97	(2.3)
	TL	23	26	(12.5)	0.36	0.41	(12.5)
	Total	1,710	1,752	(2.4)	26.71	27.38	(2.4)

Revenue/cwt.	LTL	11.39	13.28	(14.2)
	TL	4.37	5.21	(16.1)
	Total	10.34	11.93	(13.4)

Revenue/shipment	LTL	123.27	146.93	(16.1)
	TL	616.69	763.92	(19.3)
	Total	129.89	156.15	(16.8)

Pounds/shipment	LTL	1,082	1,106	(2.2)
	TL	14,121	14,672	(3.8)
	Total	1,257	1,309	(4.0)